AMENDMENT NO. 2 TO THE SECOND LIEN TERM LOAN AGREEMENT

AMENDMENT NO. 2 TO THE SECOND LIEN TERM LOAN AGREEMENT (this "Amendment No. 2"), dated as of December 17, 2009 among UNITEK ACQUISITION, INC., a Delaware corporation (the "Borrower"), UNITEK MIDCO, INC., (the "Parent"), the guarantors listed on the signature pages hereof, the financial institutions and other lender parties to the Second Lien Term Loan Agreement referred to below (collectively, the "Second Lien Lenders") and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the "Administrative Agent") for the Second Lien Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Parent, the subsidiary guarantors named therein, the financial institutions and other lenders party thereto and the Administrative Agent have entered into a Second Lien Term Loan Agreement dated as of September 27, 2007 (such Second Lien Term Loan Agreement, as amended by Amendment No. 1 dated as of May 15, 2009, and as otherwise amended, supplemented or modified prior to the date hereof, the "Second Lien Term Loan Agreement"). Capitalized terms not otherwise defined in this Amendment No. 2 have the same meanings as specified in the Second Lien Term Loan Agreement.

(2) The Borrower and the Second Lien Lenders have agreed to amend the Second Lien Term Loan Agreement, but only on the terms and conditions hereinafter set forth.

(3) Accordingly, the Second Lien Term Loan Agreement is hereby amended as follows:

SECTION 1. Forbearance.

(a) For purposes of this Section 1, "***Forbearance Period***" shall mean the period from the Forbearance Effective Date (as defined below) to the earlier to occur of (i) the completion of the Berliner Merger and (ii) February 15, 2010.

(b) During the Forbearance Period only, (i) any Event of Default that may occur or exist under Section 5.04 (the "***Potential Events of Default***") shall be deemed to be waived; *provided* that at the end of the Forbearance Period any Potential Events of Default that in fact exist shall be deemed not to have been waived and shall constitute Events of Default under the Second Lien Credit Agreement and the other Loan Documents, as if such waiver had not occurred, and (ii) the Administrative Agent and the Lenders agree to forbear from exercising their rights and remedies under the Second Lien Credit Agreement and the other Loan Documents in respect of any Potential Events of Default.

(c) Neither (i) the execution and delivery by the Administrative Agent and the Lenders of this Amendment No. 2 and the other documentation contemplated herein nor (ii) forbearance by the Administrative Agent and the Lenders pursuant to the terms of this Amendment No. 2 shall be construed to be a waiver of any Default or Event of Default or a waiver of any rights of the Administrative Agent or the Lenders as set forth in the Second Lien Credit Agreement and the other Loan

Documents. Each of the Borrower and the Guarantors acknowledges and agrees that the Administrative Agent and the Lenders shall retain all such rights and shall be permitted to exercise and enforce such rights except as specifically set forth in Section 1(b) above. Each of the Borrower and the Guarantors further agrees that any exercise of rights by the Administrative Agent or the Lenders at the end of the Forbearance Period shall not be affected by reason of the forbearance provided for herein, and each of the Borrower and the Guarantors shall not assert as a defense thereto the passage of time, course of dealing, estoppel, laches or any statute of limitations based thereon.

SECTION 2. Amendment to Second Lien Term Loan Agreement.

(a) Section 1.01 of the Second Lien Term Loan Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

> "***Amendment No. 2***" means that certain Amendment No. 2 to this Agreement, dated as of December 17, 2009 among the Borrower, the Parent, the guarantors named therein, the financial institutions and other lender parties to this Agreement referred to therein and the Administrative Agent.
>
> "***BMO Facility***" means that certain loan facility provided to Unitek Holdings, Inc., by BMO Capital Markets Financing, Inc., pursuant to that certain Loan Authorization Agreement dated as of July 19, 2007, as amended, and includes any loan facility that replaces or refinances such loan facility.
>
> "***New Transaction***" means (i) the merger and related transactions described in the Agreement and Plan of Merger, to be dated on or after the date of this Amendment No. 2, among, *inter alios*, Berliner Communications, Inc., and Unitek Holdings, Inc. (the "***Berliner Merger***") and/or (ii) any other Permitted Acquisition, in each case that occurs on or before February 15, 2010.

(b) Section 2.03 of the Second Lien Term Loan Agreement is hereby deleted in its entirety and replaced with the following text, and Schedule A to the Second Lien Term Loan Agreement is hereby deleted in its entirety:

> "Section 2.03. Loan Monitoring Fee. The Borrower shall pay to the Initial Second Lien Lenders a 2009 loan monitoring fee (the "***2009 Loan Monitoring Fee***") equal to $150,000, with payment of the 2009 Loan Monitoring Fee to be made on or before December 31, 2009 (the "***2009 Loan Monitoring Fee Payment Date***"). If the 2009 Loan Monitoring Fee is not paid on or before the 2009 Loan Monitoring Fee Payment Date, the unpaid amount shall bear interest at the rate of seventeen and three-quarters percent *per annum* (17.75%) until paid in full.

(c) Section 2.07 of the Second Lien Term Loan Agreement is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following text:

> "(a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the Advances owing to each Initial Second Lien Lender (i) from the date of such Advance until March 31, 2009 at a rate equal to the greater of (w) 12.75% per annum and (x) the Eurodollar Rate plus 725 basis points, (ii) from and after April 1, 2009 until December 31, 2009 at a rate equal to the greater of (y) 15.00% per annum and (z) the Eurodollar Rate plus 725 basis points, and (iii) from and after January 1, 2010 until such principal amount shall be paid in full, at a rate equal to the greater of (y)

15.75% per annum and (z) the Eurodollar Rate plus 725 basis points, in each case payable in arrears quarterly on the last Business Day of each March, June, September and December."

(d) Section 2.06(b)(ii) of the Second Lien Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"(ii) The Borrower shall, within 5 Business Days of the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries, other than any Net Cash Proceeds from the issuance of Equity Interests to the extent such Net Cash Proceeds are applied in payment of the BMO Facility, prepay an aggregate principal amount of the Advances in an amount equal to the amount of such Net Cash Proceeds."

(e) Section 2.08 of the Second Lien Term Loan Agreement is hereby deleted in its entirety and replaced with the following text:

"SECTION 2.08 Fees. (a) Subject to clause (b) below, from and after January 1, 2011, the Borrower shall pay or cause to be paid to ELB Capital Management, LLC ("ELB Capital"), an annual consulting fee (the "Consulting Fee") equal to 2.25% of the outstanding indebtedness from time to time under this Agreement. The Consulting Fee will be (x) earned only from and after January 1, 2011, and (y) payable in arrears quarterly on the last Business Day of March, June, September and December in each fiscal year (such dates being referred to as the "Consulting Fee Payment Date").

(b) The Consulting Fee shall be calculated using the Total Leverage Ratio that existed for the fiscal quarter immediately preceding the fiscal quarter for which such Consulting Fee is due, and will be adjusted, if necessary, as provided in clauses (c) and (d) below.

(c) The Consulting Fee will be reduced from 2.25% to 0.50% per annum for any fiscal quarter in which the Total Leverage Ratio is less than 3.50 to 1.00 as measured in the financial statements delivered for such fiscal quarter under Section 5.03(c) below (such financial statements being referred to as the "Quarterly Financial Statements"). If the Total Leverage Ratio is equal to or greater than 3.50 to 1.00 for any subsequent fiscal quarter, the Consulting Fee will be increased to 2.25% per annum for such fiscal quarter.

(d) If the Quarterly Financial Statements demonstrate that the amount of the Consulting Fee actually due on any Consulting Fee Payment Date should have been higher than the amount that was actually paid for such fiscal quarter, the Borrower shall pay the additional amount due within five Business Days of the delivery of the relevant Quarterly Financial Statements. If the Quarterly Financial Statements demonstrate that the amount of the Consulting Fee actually due on any Consulting Fee Payment Date should have been lower that the amount that was actually paid for such fiscal quarter, the Borrower shall promptly send a written notice to ELB Capital via certified mail or nationally recognized overnight courier service with calculations of the amount of such overpayment, and ELB Capital shall repay to the Borrower the amount of such overpayment within five Business Days after the receipt of such notice. If ELB Capital fails to repay to the Borrower the amount of such overpayment within five Business Days after the receipt of such notice, the Borrower shall have the right, in addition to other rights and remedies that the Borrower may have, to set off and otherwise apply the

amount of the overpayment of the Consulting Fee against any interest payable to the Second Lien Lender pursuant to Section 2.07.

(e) The Borrower shall suspend, effective January 1, 2010, the payment of the financial advisory and monitoring fees to the Sponsor as provided in the Management Agreements (the "Management Fees") until such time as the Total Leverage Ratio is less than 3.50 to 1.00 (after giving *pro forma* effect to the payment of such Management Fees); *provided* that during any such period as the Management Fees are not permitted to be paid because of this Section 2.08(c), the Management Fees may accrue, but are not payable in cash during such period, and all such accrued but unpaid amounts may be paid in cash upon the satisfaction of the Total Leverage Ratio test."

(f) Section 5.02(b) of the Second Lien Credit Agreement is hereby amended by deleting the reference to the amount of "$12,000,000" in subsections (iii) and (iv) thereof and replacing them with the amount "$20,000,000."

(g) Section 5.02(d) of the Second Lien Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

"(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation of a Subsidiary Guarantor, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor or a Person who becomes a Subsidiary Guarantor simultaneously therewith;

(ii) the Company or any Subsidiary of the Borrower may merge into or consolidate with the Borrower; provided that, in the case of any such merger or consolidation, the Borrower shall be the surviving entity;

(iii) in connection with any investment permitted under Section 5.02(f), the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Subsidiary Guarantor or the Borrower;

(iv) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(v) the Borrower and its Subsidiaries may complete the Berliner Merger;

provided, however, that in each case of clauses (iii) or (iv), immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and, in the case of any such merger described in clauses (iii) or (iv) to which the Borrower is a party, the Borrower is the surviving corporation."

(h) Section 5.02(g) of the Second Lien Credit Agreement is hereby amended by:

(i) deleting the word "and" at the end of clause (vii);

(ii) deleting the period at the end of clause (viii), replacing it with a semi-colon, and inserting the word "and" after the semi-colon at the end of clause (viii); and

(iii) inserting the following new clause (ix) immediately after clause (viii):

"(ix) the Parent and its Subsidiaries may declare and pay dividends and distributions out of the Net Cash Proceeds of an issuance of Equity Interests to the extent the proceeds of such dividend or distribution are used to repay the BMO Facility."

(i) Section 5.04(a) (Total Leverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart and proviso set forth therein and (i) replacing it with the following chart and (ii) deleting the proviso:

Measurement Period Ended	**Ratio**
December 31, 2009	5.50:1.00
March 31, 2010	5.25:1.00
June 30, 2010	5.00:1.00
September 30, 2010	5.00:1.00
December 31, 2010	4.80:1.00
March 31, 2011	4.70:1.00
June 30,2011	4.70:1.00
September 30, 2011	4.40:1.00
December 31, 2011	4.25:1.00
March 31, 2012	4.10:1.00
June 30, 2012	4.10:1.00
September 30, 2012	3.80:1.00

(j) Section 5.04(b) (Fixed Charge Coverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart and proviso set forth therein and (i) replacing it with the following chart and (ii) deleting the proviso:

Measurement Period Ended	**Ratio**
December 31, 2009	1.25:1.00
March 31, 2010	1.25:1.00

Measurement Period Ended	Ratio
June 30, 2010	1.25:1.00
September 30, 2010	1.25:1.00
December 31, 2010	1.30:1.00
March 31, 2011	1.30:1.00
June 30,2011	1.30:1.00
September 30, 2011	1.35:1.00
December 31, 2011	1.40:1.00
March 31, 2012	1.40:1.00
June 30, 2012	1.50:1.00
September 30, 2012	1.50:1.00

(k) Section 5.04(c) (Interest Coverage Ratio) of the Second Lien Term Loan Agreement is hereby amended by deleting the chart and proviso set forth therein and (i) replacing it with the following chart and (ii) deleting the proviso:

Measurement Period Ended	Ratio
December 31, 2009	1.55:1.00
March 31, 2010	1.55:1.00
June 30, 2010	1.55:1.00
September 30, 2010	1.55:1.00
December 31, 2010	1.70:1.00
March 31, 2011	1.80:1.00
June 30,2011	1.90:1.00
September 30, 2011	2.00:1.00
December 31, 2011	2.05:1.00
March 31, 2012	2.10:1.00
June 30, 2012	2.20:1.00
September 30, 2012	2.20:1.00

(l) The following new Section 5.04(f) (*Basis of Calculation*) is hereby added to the Second Lien Credit Agreement:

"(f) Basis of Calculation.

(i) For purposes of determining compliance with the financial covenants in paragraphs (a), (b) and (c) of this Section 5.04 for December 31, 2009, if any New Transaction closes on or before February 15, 2010, such New Transaction shall be deemed to have closed on December 31, 2009.

(ii) For purposes of determining compliance with the financial covenants in paragraphs (a), (b) and (c) of this Section 5.04 for December 31, 2009, any additional equity contribution made on or before February 15, 2010 pursuant to Section 4(d) of Amendment No. 2 shall be deemed to have been made on December 31, 2009."

SECTION 3. Effectiveness of Forbearance and Waiver. The forbearance and waiver set forth in Section 1 of this Amendment No. 2 shall become effective (the "***Forbearance Effective Date***") on the date when each of the conditions set forth in this Section 3 shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Borrower, the Parent, the guarantors listed on the signature pages hereto and the Required Lenders; and

(b) Payment of 2009 Loan Monitoring Fee. The 2009 Loan Monitoring Fee shall have been paid, which payment must occur on or before the 2009 Loan Monitoring Fee Payment Date.

SECTION 4. Conditions Precedent to Effectiveness of Amendments. . The amendments set forth in Section 2 of this Amendment No. 2 shall become effective (the "***Amendment Effective Date***") on the date when each of the conditions set forth in this Section 4 shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 2 executed by the Borrower, the Parent, the guarantors listed on the signature pages hereto and the Required Lenders;

(b) Payment of 2009 Loan Monitoring Fee. The 2009 Loan Monitoring Fee shall have been paid, which payment must occur on or before the 2009 Loan Monitoring Fee Payment Date.

(c) Execution of Amendment to First Lien Credit Agreement. The Borrower and the lenders under the First Lien Credit Agreement shall have executed an amendment to the First Lien Credit Agreement providing, *inter alia*, for (i) forbearance by the lenders under the First Lien Credit Agreement on substantially the same terms as in Section 1 of this Amendment No. 2 and (ii) amendments to the financial covenants in Section 5.04 thereto and other matters (the proposal made to the First Lien Administrative Agent is summarized in the General Terms of Amendment to First Lien Credit Agreement attached hereto as Schedule A), and such amendment shall be effective as of the same date as this Amendment No. 2;

(d) Payment of Fees and Expenses. The Borrower shall have paid each of:

(i) a fee to ELB Capital Management, LLC, the financial advisor to each of the Second Lien Lenders, in the amount of $687,500.00;

(ii) to the extent previously invoiced to the Borrower, the agreed costs and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 2; and

(iii) the legal fees and expenses incurred by the Second Lien Lenders in connection with this Amendment No. 2 in the amount of $20,875;

(e) Additional Equity Contribution. The Administrative Agent shall have received evidence satisfactory to it that the Sponsor and/or investing affiliates of the Sponsor have, directly or indirectly, made capital contributions to the Borrower, since December 4, 2009, in an amount equal to not less than ten million dollars ($10,000,000) in exchange for the issuance of additional Equity Interests of the Borrower; *provided* that the Borrower shall not use the proceeds of such capital contributions to repay any portion of the BMO Facility; and

(e) Extension of Additional Equity Trigger Date. The Administrative Agent shall have received evidence satisfactory to it that reference date in the definition of "Additional Equity Trigger Date" in the First Lien Credit Agreement has been extended until September 30, 2011.

SECTION 5. Reference to and Effect on the Second Lien Term Loan Agreement and other Loan Documents.

(a) On and after the Amendment Effective Date, each reference in the Second Lien Term Loan Agreement, to the "Notes", "this Agreement", "hereunder", "hereof", "thereunder", "thereof" or words of like import referring to the Second Lien Term Loan Agreement shall mean and be a reference to the Second Lien Term Loan Agreement, as amended by this Amendment No. 2.

(b) The Second Lien Term Loan Agreement, as specifically amended by this Amendment No. 2 from and after the Amendment Effective Date, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of any Second Lien Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as set forth in each of Section 1 above.

SECTION 6. Confirmation of Representations and Warranties. Each of the Loan Parties party hereto hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Second Lien Term Loan Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment No. 1, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 7. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when

so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

SECTION 8. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITEK ACQUISITION, INC., as Borrower
UNITEK MIDCO, INC., as Parent
UNITEK USA, LLC, as Guarantor
ADVANCED COMMUNICATIONS USA, LLC, as Guarantor
DIRECTSAT USA, LLC, as Guarantor
FTS USA, LLC, as Guarantor
WTW USA, LLC, as Guarantor

By: ______________________________
Name: PETER BRODSKY
Title: CHAIRMAN

ROYAL BANK OF CANADA, as Administrative Agent

By: ____________________________
Name: Susan Khokher
Title: Manager, Agency

Required Lenders

JOSEPH KESTENBAUM

By: ______________________
Name:
Title:

UINV HOLDING, L.P.
(successor by name change to Unitek Investments, L.P.)

By: UI Holding GP, L.P.
its general partner

By: UI GP, LLC
its general partner

By: ______________________________
Name: Eric Blum
Title: Member

SCHEDULE A

Proposed Amendments to the First Lien Credit Agreement

1. It is proposed to amend the financial covenants in Section 5.04 of the First Lien Credit Agreement to the following ratios:

(a) Total Leverage Ratio:

Measurement Period Ended	Ratio
December 31, 2009	5.50:1.00
March 31, 2010	5.25:1.00
June 30, 2010	5.00:1.00
September 30, 2010	5.00:1.00
December 31, 2010	4.55:1.00
March 31, 2011	4.45:1.00
June 30,2011	4.45:1.00
September 30, 2011	4.15:1.00
December 31, 2011	4.00:1.00
March 31, 2012	3.85:1.00
June 30, 2012	3.85:1.00

(b) First Lien Leverage Ratio:

Measurement Period Ended	Ratio
December 31, 2009	3.75:1.00
March 31, 2010	3.50:1.00
June 30, 2010	3.50:1.00
September 30, 2010	3.25:1.00
December 31, 2010	3.05:1.00
March 31, 2011	3.00:1.00
June 30,2011	3.00:1.00
September 30, 2011	2.70:1.00
December 31, 2011	2.50:1.00
March 31, 2012	2.40:1.00
June 30, 2012	2.40:1.00

(c) Fixed Charge Coverage Ratio:

Measurement Period Ended	Ratio
December 31, 2009	1.35:1.00
March 31, 2010	1.35:1.00
June 30, 2010	1.35:1.00
September 30, 2010	1.35:1.00
December 31, 2010	1.40:1.00
March 31, 2011	1.40:1.00
June 30,2011	1.40:1.00
September 30, 2011	1.45:1.00
December 31, 2011	1.50:1.00
March 31, 2012	1.50:1.00

Measurement Period Ended	Ratio
June 30, 2012	1.60:1.00

(d) Interest Coverage Ratio:

Measurement Period Ended	Ratio
December 31, 2009	1.65:1.00
March 31, 2010	1.65:1.00
June 30, 2010	1.65:1.00
September 30, 2010	1.65:1.00
December 31, 2010	1.80:1.00
March 31, 2011	1.90:1.00
June 30,2011	2.00:1.00
September 30, 2011	2.10:1.00
December 31, 2011	2.15:1.00
March 31, 2012	2.20:1.00
June 30, 2012	2.30:1.00

2. It is proposed to amend the limitation in paragraphs (iii) and (iv) of Section 5.02(b) of the First Lien Credit Agreement to provide for up to $20,000,000 in Capitalized Leases.

3. It is proposed to include amendments in respect of the proposed Berliner Merger consistent with the amendments set forth in Sections 3(a), (d) and (f) of Amendment No. 2 to the Second Lien Term Loan Agreement.

4. It is proposed to include an amendments in respect of the basis for calculation of financial covenants consistent with the amendment set forth in Section 3(k) of Amendment No. 2 to the Second Lien Term Loan Agreement.

5. It is proposed to include a condition to the effectiveness of the amendment of the First Lien Credit Agreement consistent with the condition set forth in Section 5(d) of Amendment No. 2 to the Second Lien Term Loan Agreement.

6. It is proposed to include waivers of Potential Events of Default under the First Lien Credit Agreement consistent with the waivers set forth in Sections 1 and 2 of Amendment No. 2 to the Second Lien Term Loan Agreement.